UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2022
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2022, the board of directors (the “Board”) of Flotek Industries, Inc. (the “Company”) increased the number of directors on the Board from six to seven and appointed Evan R. Farber to the Board. Mr. Farber was appointed as a member of the compensation and corporate governance and nominating committees.

Mr. Farber, age 50, has been the General Counsel of Cranemere, a long-term holding company, since February 2019 and served as Acting General Counsel of NorthStar Anesthesia, an anesthesia services provider and Cranemere operating company, from July 2018 through March 2019. Prior to that, Mr. Farber spent more than ten years with The Advisory Board Company, a publicly-traded company that provided best practices research and insight, technology, data-enabled services and consulting services, including as its Chief Legal Officer from September 2015 through April 2018, and its General Counsel from October 2007 through September 2015. Before joining The Advisory Board Company, Mr. Farber was a partner at Hogan & Hartson L.L.P. (now Hogan Lovells US LLP), an international law firm, where he practiced corporate, securities, transactional and commercial law. Mr. Farber also serves on the Emeritus Board of the Children’s Law Center, a non-profit legal services provider in Washington, D.C. Mr. Farber received a B.A. degree from Binghamton University, State University of New York, and a J.D. from The George Washington University Law School. The Company believes that Mr. Farber’s extensive experience as an executive and his legal background makes him a valuable addition to the Board.

Mr. Farber has not been involved in any related party transactions or relationships with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Farber was nominated to the Board by ProFrac Holdings II, LLC (“ProFrac”) pursuant to ProFrac’s rights under that certain Securities Purchase Agreement between ProFrac and the Company dated February 16, 2022, as filed with the Securities and Exchange Commission on a Current Report on Form 8-K dated February 22, 2022. The Board has considered any relationships Mr. Farber has with the Company and with ProFrac and has determined that he is independent.

Mr. Farber will be compensated in accordance with the Company’s customary compensation practices for non-employee directors as previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on April 29, 2022, including a grant of shares of restricted common stock of the Company.

Item 7.01    Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release announcing the appointment of Mr. Farber. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 13, 2022

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: October 13, 2022	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer